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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported)         MAY 27, 2004
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                             BENTLEY COMMERCE CORP.
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             (Exact name of registrant as specified in its chapter)


          FLORIDA                000-27347                        58-2534003
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(State or other jurisdiction    (Commission                    (IRS Employer
     of incorporation           File Number)                 Identification No.)

11301 OLYMPIC BOULEVARD, SUITE 680, LOS ANGELES, CA                90064
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(Address of principal executive offices)                        (Zip Code)

                                 (310) 445-2599
               Registrant's telephone number, including area code

                                 Not Applicable
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          (Former name or former address, if changed since last report)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On May 27, 2004, Bentley Commerce Corp. (the "Registrant") closed on an Asset Purchase Agreement with Ken Gasper d/b/a The Hospitality Exchange ("Gasper"), whereby the Registrant agreed to purchase all of the assets of Gasper, including its database of members and website (collectively the "Assets"). Gasper provides marketing and trade services to the hospitality industry, more specifically hotels, motels and bed & breakfast's. Gasper has developed a network for property owners and managers to trade their accommodations with one another and has since been expanded to include trading with business owners who trade through organized barter exchanges.

As consideration for the Assets, the Registrant issued to Gasper 2,000,000 shares of its restricted common stock and assumed approximately $9,348.00 in trade credit liabilities in addition to any hotel member trade credit liabilities estimated to be approximately $75,000-$85,000 trade credits.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

The acquisition described under Item 2 above is not deemed to be a business as defined in Article 11-01 of SEC Regulation S-X, and accordingly, financial statements shall not be presented. The pro forma financial information which will include the effect of the acquisition on the Registrant will be filed within 60 days.

(b) Exhibits

Exhibit 10.1 Asset Purchase Agreement with Ken Gasper d/b/a The Hospitality Exchange


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BENTLEY COMMERCE CORP.


Date: June 7, 2004                      By: /s/ Bruce Kamm
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                                            Bruce Kamm
                                            CEO